Exhibit 99.1

PRESS RELEASE

Mellanox Technologies, Ltd.

Press/Media Contact

Ashley Paula

Waggener Edstrom

+1-415-547-7024

apaula@waggeneredstrom.com

USA Investor Contact

Gwyn Lauber

Mellanox Technologies

+1-408-916-0012

gwyn@mellanox.com

Israel Investor Contact

Nava Ladin

Gelbart Kahana Investor Relations

+972-3-6074717

nava@gk-biz.com

ITC RULES MELLANOX DOES NOT INFRINGE AVAGO’S LASER DRIVER PATENT

ITC Determines ‘456 Patent Asserted by Avago Not Infringed

SUNNYVALE, CA. and YOKNEAM, ISRAEL — April 21, 2014 — Mellanox® Technologies, Ltd. (NASDAQ: MLNX), a leading supplier of high-performance, end-to-end interconnect solutions for data center services and storage systems, announced today that, on April 17, 2014, the U.S. International Trade commission (ITC) issued its Final Determination ruling that Mellanox’s Active Optical Cable products and VCSEL drivers do not infringe Avago’s U.S. Patent Number 5,596,456, directed to a laser driver, which was asserted against Mellanox by Avago in an ITC complaint (Inv. No. 337-TA-860) filed in September 2012.

“We are happy with the ITC’s ruling, which confirms our position that Mellanox and IPtronics do not infringe the key patent at issue in the case,” said Eyal Waldman, president and CEO of Mellanox Technologies. “Our customers can expect to continue receiving the same quality products that they have relied upon historically from Mellanox.”

The ITC also affirmed the ALJ ruling that certain Mellanox cable products that contain a particular type of vertical cavity surface emitting laser (“VCSEL”) do infringe another of Avago’s patents, US Patent No. 5,596,595, directed to a VCSEL and issued a limited exclusion order and cease and desist orders with respect to those products. The VCSELs in the products at issue are supplied to Mellanox by third parties.

These orders, however, will not interrupt Mellanox’s ability to supply cables or otherwise impact Mellanox’s current or planned product offerings. Those orders are also not expected to have a material adverse effect on the company’s business, financial position, results of operations or cash flow.

About Mellanox

Mellanox Technologies is a leading supplier of end-to-end InfiniBand and Ethernet interconnect solutions and services for servers and storage. Mellanox interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance capability. Mellanox offers a choice of fast interconnect products: adapters, switches, software, cables and silicon that accelerate application runtime and maximize business results for a wide range of markets including high performance computing, enterprise data centers, Web 2.0, cloud, storage and financial services. More information is available at www.mellanox.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain matters discussed in this press release are forward-looking statements, including statements related to any impact on our product offerings and any material adverse effect on our business, financial position, results of operations or cash flow.  These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, the continued launch and volume ramp of large customer sales opportunities, and our ability to protect our intellectual property rights. Furthermore, the majority of our quarterly revenues are derived from customer orders received and fulfilled in the same quarterly period. We have limited visibility into actual end-user demand as such demand impacts us and our OEM customer inventory balances in any given quarter. Consequently, this introduces risk and uncertainty into our revenue and production forecasts and business planning and could negatively impact our financial results. In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.

More information about the risks, uncertainties and assumptions that may impact our business is set forth in our annual report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2014. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

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Mellanox is a registered trademark of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.